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11.0.6568;RESPONSE_SENDER_NAMEsAAA4E8dREqJqIoXiYWwHUDvUzaDsw+PI5UE6Eu5UYSjrvw=
MAIL_MSG_ID1yDAANrnSb2KtIu72WiZCfrDuQATCUiH3wPwgtX0RFY67QT2hxw5B+e59n6Hojrqk199Y
GXyqeQZg1Abw~~jnYgsrR63YRxWHR6W//BJp9LIc0esdxOzMEZIbUSI1nOvpjlK6Rj7DrjDa7lTWJJvU
xlsyzuuTJJ~~3KD4Ma7WNRwKlD9nlfMqjhuRewZkdSQc52gqyPy2Za9iNvSmjfryoIkOHeYuO6Vrg7Xk
SBnMRn0C~~HAylKRY=EMAIL_OWNER_ADDRESSABAAJXrvhtoYpC5+C6/Xzr05PQYzqq5DDnSpDLbrDWY
ksGfEKX8ZNICqbdgH8egcXTLV









572153
                       WRITTEN CONSENT OF THE SOLE MEMBER

                                       OF

                           GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER
FUND, LLC
                                  (the "Fund")

                       In accordance with Sections 18-402
            of the Delaware Limited Liability Company Act (the "Act")
                                          ------------------------------

                                 March 23, 2005
         The undersigned, being the sole member of the Fund (the "Initial Member"), which is a Delaware limited liability company, does hereby consent to the adoption of the following resolutions:

         RESOLVED, that, effective March 24, 2005, Ashok N. Bakhru, Kent A. Clark, John P. Coblentz, Jr., Patrick T. Harker, Mary P. McPherson, Alan A. Shuch, Wilma J. Smelcer and Richard P. Strubel (collectively, the "Managers"), be, and each of them hereby is, appointed and elected to serve as managers of the Fund and to collectively constitute the board of managers of the Fund having all of the authority that may be vested in a "manager" of a limited liability company under the Act (subject to applicable law), including, without limitation, the authority to appoint officers of the Fund, until such time as his or her successor is selected and qualified or until he or she resigns, retires or is removed;

         RESOLVED, that, effective contemporaneously with the appointment of the Managers, the resignation of Tobin V. Levy as the initial Manager of the Fund (the "Initial Manager"), be, and hereby is, accepted;

         RESOLVED, that the Investment Management Agreement proposed to be entered into between the Fund and Goldman Sachs Hedge Fund Strategies LLC ("HFS"), substantially in the form of Exhibit A hereto, and the Investment Management Fee provided for therein, be, and hereby are, approved;

         RESOLVED, that the Administration Agreement proposed to be entered into between the Fund and SEI Global Funds Services or an affiliate thereof, substantially in the form of Exhibit B hereto, be, and hereby is, approved;

         RESOLVED, that the Expense Limitation Agreement proposed to be entered into between the Fund and HFS, substantially in the form of Exhibit C hereto, be, and hereby is, approved;

         RESOLVED, that the Placement Agent Agreement proposed to be entered into between the Fund and Goldman, Sachs & Co., substantially in the form of Exhibit D hereto, be, and hereby is, approved;

         RESOLVED, that the Fund be, and hereby is, approved as a "manager of managers" fund (or any similar designation) under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules thereunder now in effect or which may hereafter be promulgated, or any interpretations thereof, and, to the extent permitted, and subject to any conditions imposed, by the Investment Company Act or any such rules thereunder or interpretations thereof, authorized to engage one or more investment advisers to serve as subadvisers to the Fund without any further approval of the members of the Fund.

         RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and directed to execute the Agreements referenced in the foregoing resolutions on behalf of the Fund, substantially in the forms attached hereto, with such changes as the Managers or the officers of the Fund, shall approve and deliver the same to the other party to any such Agreement;

         RESOLVED, that the firm of Ernst & Young LLP be, and hereby is, selected to act as independent certified public accountants for the Fund for the fiscal years ending December 31, 2005 and December 31, 2006, provided that, subject to the terms and conditions of Section 32(a) of the Investment Company Act, such engagement shall be conditional upon the right of each Fund by vote of a majority of its outstanding voting securities at any meeting called for such purpose to terminate such engagement forthwith without any penalty;

         RESOLVED, that all actions heretofore taken by the Initial Manager or the officers or the properly designated agents of the Fund in connection with the foregoing resolutions be, and they hereby are, adopted, ratified, confirmed and approved in all respects; and

         RESOLVED, that the Managers and the officers of the Fund be, and each of them hereby is, authorized and directed to take such actions, and to execute and deliver on behalf of the Fund, such documents or instruments as they, or any of them, may necessary or desirable to carry out the intent or purposes of the foregoing resolutions.

                  [Remainder of page intentionally left blank]

[Written Consent of the Sole Member of HFP Master Fund]


                  IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date first written above.

                                  GOLDMAN SACHS HEDGE FUND STRATEGIES LLC


                                By: /s/ Toby Levy
                                -----------------------------------------------
                                  Name: Tobin V. Levy
                                  Title: Managing Director